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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          EVERGREEN MEDIA CORPORATION
                          ---------------------------
             (Exact name of Registrant as Specified in Its Charter)


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                        Delaware                                                75-2247099
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        (State of Incorporation or Organization)                   (I.R.S. Employer Identification No.)

433 East Las Colinas Boulevard, Suite 1130, Irving, Texas                          75039
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       (Address of Principal Executive Offices)                                 (Zip Code)

If this form relates to the registration of a class of    If this form relates to the registration of a class
 securities pursuant to Section 12(b) of the Exchange       of securities pursuant to Section 12(g) of the
 Act and is effective upon filing pursuant to General      Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.     [ ]       Instruction A.(d), check the following box.     [X]
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      Securities Act registration file number to which this form relates:
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                                      N/A
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       Securities to be registered pursuant to Section 12(b) of the Act:
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Title of Each Class to be so Registered        Name of Each Exchange on Which
                                               Each Class is to be Registered
                  N/A                                        N/A
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       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share

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                                (Title of Class)


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                                (Title of Class)
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Item 1.          Description of Registrant's Securities to be Registered


                 This Registration Statement on Form 8-A registers the Common Stock, par value $.01 per share (the "Common Stock"), of Evergreen Media Corporation (the "Company") under the Securities Exchange Act of 1934, as amended. Pursuant to the Amended and Restated Agreement and Plan of Merger, dated February 19, 1997 and amended and restated as of July 31, 1997 (the "Merger Agreement"), among Chancellor Broadcasting Company, a Delaware corporation ("Chancellor"), Chancellor Radio Broadcasting Company, a Delaware corporation ("CRBC"), the Company, Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC") and Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA"), among other things, (i) Chancellor will be merged (the "Parent Merger") with and into EMHC, a wholly-owned subsidiary of the Company, with EMHC surviving the Parent Merger and (ii) CRBC will be merged (the "Subsidiary Merger" and, collectively with the Parent Merger, the "Merger") with and into EMCLA, a wholly-owned subsidiary of EMHC, with EMCLA surviving the Subsidiary Merger. Upon consummation of the Parent Merger, Evergreen will be renamed Chancellor Media Corporation and EMHC will be renamed Chancellor Mezzanine Holdings Corporation. Upon consummation of the Subsidiary Merger, EMCLA will be renamed Chancellor Media Corporation of Los Angeles.

                 Upon consummation of the Parent Merger, among other things,
(i) each share of the Company's Class A Common Stock, par value $.01 per share (the "Company Common Stock"), and the Company's Class B Common Stock, par value $.01 per share (the "Company Class B Common Stock" and, together with the Company Class A Common Stock, the "Company Common Stock") outstanding immediately prior to the effective time of the Parent Merger (the "Effective Time") will be reclassified, changed and converted into one share of Common Stock and (ii) each share of Chancellor's Class A Common Stock, par value $.01 per share (the "Chancellor Class A Common Stock"), and Chancellor's Class B Common Stock, par value $.01 per share (the "Chancellor Class B Common Stock" and, together with the Chancellor Class A Common Stock, the "Chancellor Common Stock") outstanding immediately prior to the Effective Time of the Parent Merger will be converted into the right to receive 0.9091 shares of Common Stock.

                 For a description of the Common Stock that would be issued upon reclassification, change and conversion of the Evergreen Common Stock and in exchange for shares of the Chancellor Common Stock as described above, reference is made to the information under the captions "Description of Surviving Corporation Capital Stock" and "General Comparison of Stockholders Rights" contained in the Joint Proxy Statement / Prospectus of the Company and Chancellor filed with the Securities and Exchange Commission on August 1, 1997 as part of the Company's Registration Statement on Form S-4 (Registration No. 333-32677).

Item 2.          Exhibits

         1. Specimen Common Stock Certificate of Chancellor Media Corporation (filed as Exhibit 4.12 to the Registration Statement on Form S-4 (File No. 333-32677) of Evergreen Media Corporation and incorporated herein by reference).





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         2.1     Certificate of Amendment of Restated Certificate of
                 Incorporation of Evergreen Media Corporation (filed as Exhibit 3.1B to the Registration Statement on Form S-1, as amended (Reg. No. 33-69752) of Evergreen Media Corporation and incorporated herein by reference) (in force as of the date of filing).

         2.2 Bylaws of Evergreen Media Corporation (filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended (Reg. No. 33-60036) of Evergreen Media Corporation) (in force as of the date of filing).

         2.3 Amended and Restated Certificate of Incorporation of Chancellor Media Corporation (filed herewith) (to be in force as of the Effective Time of the Parent Merger (as each term is defined in this Registration Statement on Form 8-A)).

         2.4 Amended and Restated Bylaws of Chancellor Media Corporation (filed herewith) (to be in force as of the Effective Time of the Parent Merger (as each term is defined in this Registration Statement on Form 8- A)).





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                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant duly has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        EVERGREEN MEDIA CORPORATION


                                        By: /s/ Matthew E. Devine
                                            ---------------------
                                            Matthew E. Devine
                                            Chief Financial Officer


Dated:           September 2, 1997





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                                 EXHIBIT INDEX


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Exhibit No.   Exhibit                                                          Page
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      1.      Specimen Common Stock Certificate of Chancellor Media
              Corporation (filed as Exhibit 4.12 to the Registration
              Statement on Form S-4 (File No. 333-32677) of Evergreen Media
              Corporation and incorporated herein by reference).

      2.1     Certificate of Amendment of Restated Certificate of
              Incorporation of Evergreen Media Corporation (filed as Exhibit 3.1B to the Registration Statement on Form S-1, as amended (Reg. No. 33-69752) of Evergreen Media Corporation and incorporated herein by reference) (in force as of the date of filing).

      2.2 Bylaws of Evergreen Media Corporation (filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended (Reg. No. 33-60036) of Evergreen Media Corporation) (in force as of the date of filing).

      2.3 Amended and Restated Certificate of Incorporation of Chancellor Media Corporation (filed herewith) (to be in force as of the Effective Time of the Parent Merger (as each term is defined in this Registration Statement on Form 8-A)).

      2.4 Amended and Restated Bylaws of Chancellor Media Corporation (filed herewith) (to be in force as of the Effective Time of the Parent Merger (as each term is defined in this Registration Statement on Form 8- A)).
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